Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BOOT BARN HOLDINGS, INC.

(a Delaware corporation)

ARTICLE I

GENERAL

1.1          Registered Office.  The registered office of Boot Barn Holdings, Inc. (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle or at such other place within the State of Delaware as determined in accordance with applicable law.

1.2          Other Offices.  The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) shall from time to time determine or the business of the Corporation may require.

1.3          Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided, that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

STOCKHOLDERS

2.1          Place of Meetings.  All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of meeting.

2.2          Annual Meeting.  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.  The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

2.3          Special Meetings.  Special meetings of stockholders for any purpose or purposes shall be called by or at the direction of the Board of Directors and may not be called by any other person or persons.  The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.  The Corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

2.4          Advance Notice of Stockholder Nominations and Proposals.

(a)           Timely Notice.  At an annual meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.4.  In addition, any proposal of business (other than the nomination of persons for election to the board of directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.4(a) or Section 2.4(c) below, as applicable, in writing to the secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors.  To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days prior to the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, not later than the close of business on the 10th day following the date of Public Disclosure of the date of such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).  For the purposes of this Section 2.4, “Public Disclosure” means a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.  For the purposes of this Section 2.4, “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.  For purposes of this Section 2.4, the Corporation’s 2014 annual meeting of stockholders shall be deemed to have occurred on May 1, 2014.

(b)           Stockholder Nominations.  For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, (vi) a written representation from such nominee that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to any person or entity as to how such person, if elected a director, will act or vote on any question or issue that has not been disclosed to the Corporation (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, and (C) if elected as a director would be in compliance with, and will comply with, all applicable law and corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are applicable to directors generally and (vii) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation that are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies or votes from stockholders in support of the nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)           Other Stockholder Proposals.  For all business other than director nominations, a Proposing Stockholder’s notice to the secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.4(b)(vii).

(d)           Proxy Rules.  The foregoing notice requirements of Section 2.4(c) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(e)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (w) by or at the direction of the Board of Directors or any committee thereof or (x) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.4 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.4.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.4 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (y) not later than (A) the close of business on the 90th day prior to such special meeting or (B) the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, and (z) not earlier than the close of business on the 120th day prior to such special meeting.  In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

(f)            Effect of Noncompliance.  Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.4, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.4 does not provide the information required under this Section 2.4 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.  Nothing in this Section 2.4 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation (as amended from time to time, the “Second Amended and Restated Certificate of Incorporation”).

2.5          Adjournments.  Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

2.6          Notice of Meetings.  Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law, the Second Amended and Restated Certificate of Incorporation or these Bylaws) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called.  Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.  Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.7          List of Stockholders.  The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of ten days before the meeting.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law.  Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.8          Quorum.  Unless otherwise required by law, the Second Amended and Restated Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, the holders of a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.5, until a quorum shall be present or represented.  A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.  At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.  Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required either by the Second Amended and Restated Certificate of Incorporation or applicable law, the holders of a majority in voting power of the outstanding shares of such class or series or classes or series, present or in person or represented by proxy, shall constitute a quorum entitled to take such action with respect to that vote on that matter.

2.9          Conduct of Meetings.  The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate.  At every meeting of the stockholders, the Chairman of the Board, or in his or her absence or inability to act, the person whom the Chairman of the Board shall appoint, shall act as chairman of, and preside at, the meeting.  The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

2.10        Voting; Proxies.  Unless otherwise required by law or the Second Amended and Restated Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election.  Unless a different or minimum vote is required by law, the Second Amended and Restated Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, in which case such minimum or different vote shall be the applicable vote on the matter, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.  Voting at meetings of stockholders need not be by written ballot.

2.11        Inspectors at Meetings of Stockholders.  The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for office at an election may serve as an inspector at such election.

2.12        Written Consent of Stockholders Without a Meeting.  No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting, unless such action is taken with regard to a matter that has been approved by the Board of Directors or requires the consent or approval only of one or more series of the preferred stock of the Corporation.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.  Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.  In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.13        Record Date.

(a)           In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

3.1          General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may adopt such rules and procedures, not inconsistent with the Second Amended and Restated Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2          Number; Term of Office.  The Board of Directors shall consist of one (1) or more members, the number thereof to be determined from time to time exclusively by resolution of the Board of Directors, up to a maximum of nine (9) members.  Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.

3.3          Newly Created Directorships and Vacancies.  Unless otherwise required by law, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director.  A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

3.4          Resignation.  Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation.  Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as therein specified.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5                               Removal.  Except as prohibited by applicable law or the Second Amended and Restated Certificate of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof.

3.6                               Fees and Expenses.  Directors shall receive such fees and expenses as the Board of Directors shall from time to time prescribe.

3.7                               Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its Chairman.

3.8                               Special Meetings.  Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chairman of the Board or the Chief Executive Officer on at least 24 hours’ notice to each director given by one of the means specified in Section 3.11 hereof other than by mail or on at least three days’ notice if given by mail.  Special meetings shall be called by the Chairman of the Board or the Chief Executive Officer in like manner and on like notice on the written request of any two or more directors.

3.9                               Telephone Meetings.  Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard.  Participation by a director in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

3.10                        Adjourned Meetings.  A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place.  At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three days’ notice if by mail.  Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11                        Notices.  Subject to Section 3.8, Section 3.10 and Section 3.12 hereof, whenever notice is required to be given to any director by applicable law, the Second Amended and Restated Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission.

3.12                        Waiver of Notice.  Whenever notice to directors is required by applicable law, the Second Amended and Restated Certificate of Incorporation or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice.  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

3.13                        Organization.  At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, another director selected by the Board of Directors shall preside.  The Secretary shall act as Secretary at each meeting of the Board of Directors.  If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.14                        Quorum of Directors.  The presence of a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

3.15                        Action by Majority Vote.  Except as otherwise expressly required by these Bylaws, the Second Amended and Restated Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.16                        Action Without Meeting.  Unless otherwise restricted by the Second Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

3.17                        Committees of the Board of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent so authorized by the Board of Directors.  Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings.  Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business.  In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV

OFFICERS

4.1                               Positions and Election.  The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following each annual meeting of the stockholders and shall include a Chief Executive Officer, a Treasurer or Chief Financial Officer and a Secretary.  The Board of Directors, in its discretion, may also elect a Chairman (who must be a director), one or more vice chairmen (who must be directors), a president, and one or more vice presidents, assistant treasurers, assistant secretaries and other officers.  Any two or more offices may be held by the same person.

4.2                               Term.  Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the Board of Directors.  The removal of an officer shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.  Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the president or the secretary.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

4.3                               Duties.  Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these Bylaws shall have the powers and duties prescribed by law, by these Bylaws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these Bylaws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.  The Chief Executive Officer shall have authority over the general direction and affairs of the Corporation.

4.4                               Duties of Officers May Be Delegated.  In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V

STOCK CERTIFICATES AND THEIR TRANSFER

5.1                               Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock.  If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors.  The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the chairman, any vice chairman, the president or any vice president, and by the secretary, any assistant secretary, the treasurer or any assistant treasurer.  Any or all such signatures may be facsimiles.  Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

5.2                               Transfers of Stock.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.  To the extent designated by the president or any vice president or the treasurer or chief financial officer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

5.3                               Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

5.4                               Lost, Stolen or Destroyed Certificates.  The Corporation may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate.  When authorizing such issue of a new certificate or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

INDEMNIFICATION

6.1                               Indemnification.  To the fullest extent permitted by the laws of the State of Delaware as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other threatened or actual proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including any appeals therefrom, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.  Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.  Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least fifty percent (50%) of whose equity interests are owned by the Corporation (a “subsidiary” for this Article VI) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

6.2                               Advancement of Expenses.  To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall promptly pay expenses (including attorneys’ fees) incurred by any person described in Section 6.1 in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article VI or otherwise.  Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to pay expenses of a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.  Advances shall be unsecured and interest free.

6.3                               Claim for Indemnification.  If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by any person described in Section 6.1 has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action the

Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

6.4                               Insurance.  To the fullest extent permitted by the law of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Section 6.1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

6.5                               Rights of Indemnification not Exclusive.  The rights of indemnification provided in this Article VI shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, the Second Amended and Restated Certificate of Incorporation, these Bylaws, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Section 6.1 shall be made to the fullest extent permitted by law.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 6.1.

6.6                               General.  The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors or administrators of such person.  The provisions of this Article VI shall be deemed to be a contract between the Corporation and each director or officer (or legal representative thereof) who serves in such capacity at any time while this Article VI and the relevant provisions of the law of the State of Delaware and other applicable law, if any, are in effect, and any alteration, amendment or repeal of this Article VI shall not affect any rights or obligations then existing with respect to any state of facts existing or act or omission occurring prior to such alteration, amendment or repeal, or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts, act or omission.  If any provision of this Article VI shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof, and this Article VI shall be construed as if such invalid or unenforceable provisions had been omitted therefrom.  The Corporation shall be fully and primarily responsible as the indemnitor of first resort for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims (as defined below), pursuant to and in accordance with the terms of this Article VI, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities (as defined below).  Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder.  In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights.  For purposes of this Section 6.6 (i) the term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation under this Article VI, (ii) the term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

6.7                               Definitions.  For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and references to “expenses” shall include attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a proceeding, including, in the case of an appeal resulting from any proceeding, the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.

ARTICLE VII

GENERAL PROVISIONS

7.1                               Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

7.2                               Fiscal Year.  The fiscal year of the Corporation shall end on the Saturday closest to March 31.

7.3                               Execution of Contracts, Checks, Notes, Drafts, Etc.  The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

7.4                               Dividends.  Subject to applicable law and the Second Amended and Restated Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors.  Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable or the Second Amended and Restated Certificate of Incorporation.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors may think conducive to the interests of the Corporation.  The Board of Directors may modify or abolish any such reserves in the manner in which it was created.

7.5                               Conflict with Applicable Law or Second Amended and Restated Certificate of Incorporation.  These Bylaws are adopted subject to and shall be construed to be consistent with applicable law and the Second Amended and Restated Certificate of Incorporation.  Whenever these Bylaws may conflict with any applicable law or the Second Amended and Restated Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Second Amended and Restated Certificate of Incorporation.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended, altered, changed, adopted and repealed or new Bylaws adopted by the Board of Directors without any action on the part of the stockholders.  The stockholders may make or adopt additional Bylaws and may alter, change and repeal any Bylaws whether such Bylaws were originally adopted by them or otherwise.